Exhibit 23.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone	(604) 691-3000
	Fax	(604) 691-3031
	Internet	www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Methanex Corporation

We consent to the use of our reports, both dated March 9, 2015, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-112624, No. 333-141833 and No. 333-194850) on Form S-8, No. 333-177632 on Form F-9, No. 333-185335 on Form F-10 and No. 333-199756 on Form-10/A of Methanex Corporation.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

March 9, 2015

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.

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